UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2020

L Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture relating to the 6.875% Senior Secured Notes due 2025

On June 18, 2020, L Brands, Inc. (the “Company”) issued $750 million aggregate principal amount of 6.875% senior secured notes due 2025 (the “Secured Notes”) pursuant to an Indenture, dated as of June 18, 2020, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent (the “Secured Notes Indenture”). The Secured Notes are guaranteed by certain of the Company’s domestic subsidiaries that guarantee, or are borrowers under, certain other material debt (the “Guarantors”).

The Secured Notes and related guarantees are senior secured obligations of the Company and the Guarantors and are secured on a first-priority lien basis by substantially all of the assets of the Company and the Guarantors (other than certain excluded assets, including stock of certain subsidiaries), other than inventory, receivables and related assets (which secure our ABL Facility on a first-priority lien basis) (the “ABL Priority Collateral”), and on a second-priority lien basis by such ABL Priority Collateral, in each case, subject to certain exceptions. The Secured Notes and related guarantees (i) rank equally in right of payment with all of the Company’s and Guarantors’ existing and future senior debt, (ii) rank senior in right of payment to all of the Company’s and Guarantors’ future subordinated debt, if any, (iii) are effectively senior to all of the Company’s and the Guarantors’ existing and future unsecured debt to the extent of the value of the assets securing the Secured Notes and (iv) are effectively subordinated to all of the Company’s and Guarantors’ existing and future debt that is secured by a lien on assets that do not constitute Collateral (as defined in the Secured Notes Indenture) or that is secured by a first-priority lien on the ABL Priority Collateral in each case to the extent of the value of such assets.

The Company will pay interest on the Secured Notes at a rate of 6.875% per annum, semiannually in arrears on January 1 and July 1 of each year, commencing on January 1, 2021, to holders of record on the preceding December 15 and June 15, respectively.

The Secured Notes are redeemable, at the Company’s option, at any time prior to maturity at varying redemption prices in accordance with the applicable provisions set forth below (the date of redemption, the “Redemption Date”).

The Secured Notes are redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after July 1, 2022, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

Redemption Period	Price
2022	103.438%
2023	101.719%
2024 and thereafter	100.000%

At any time and from time to time prior to July 1, 2022, Secured Notes may also be redeemed in whole or in part, at the Company’s option, at a price equal to 100.0% of the principal amount thereof plus a customary make-whole premium calculated based on the applicable Treasury Rate (as defined in the Secured Notes Indenture) plus 50 basis points, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

In addition, at any time and from time to time prior to July 1, 2022, the Company at its option may redeem Secured Notes in an aggregate principal amount up to 40.0% of the original aggregate principal amount of the Secured Notes, with funds in an aggregate amount not exceeding the aggregate proceeds of one or more equity offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 106.875%, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the terms and conditions set forth in the Secured Notes Indenture.

If a Change of Control Triggering Event (as defined in the Secured Notes Indenture) occurs, the Company may be required to purchase the Secured Notes.

The Secured Notes Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur indebtedness, (ii) create and incur liens, (iii) make restricted payments and certain investments, (iv) transact with affiliates, (v) merge, consolidate, sell or otherwise dispose of all or substantially all of their assets and (v) incur restrictions on the ability of the Company’s restricted subsidiaries to provide distributions. These covenants are subject to a number of important exceptions and qualifications.

The Secured Notes Indenture also provides for customary events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all the then outstanding Secured Notes to be due and payable immediately.

The description above does not purport to be complete and is qualified in its entirety by the Secured Notes Indenture, which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Indenture relating to the 9.375% Senior Unsecured Notes due 2025

On June 18, 2020, the Company issued $500 million aggregate principal amount of 9.375% senior unsecured notes due 2025 (the “Unsecured Notes”) pursuant to an Indenture, dated as of June 18, 2020, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Unsecured Notes Indenture”). The Unsecured Notes are also guaranteed by the Guarantors.

The Unsecured Notes and related guarantees are senior unsecured obligations of the Company and the Guarantors and (i) rank equally in right of payment with all of the Company’s and Guarantors’ existing and future senior unsecured debt, (ii) rank senior in right of payment to all of the Company’s future subordinated debt, if any, and (iii) are effectively subordinated to all secured debt of the Company and the Guarantors to the extent of the value of the assets securing such debt.

The Company will pay interest on the Unsecured Notes at a rate of 9.375% per annum, semiannually in arrears on January 1 and July 1 of each year, commencing on January 1, 2021, to holders of record on the preceding December 15 and June 15, respectively.

The Company may redeem some or all of the Unsecured Notes at any time and from time to time at a price equal to 100% of the principal amount of the Unsecured Notes plus a customary make-whole premium calculated based on the applicable Treasury Rate (as defined in the Unsecured Notes Indenture) plus 50 basis points, and accrued and unpaid interest. If a Change of Control Triggering Event (as defined in the Unsecured Notes Indenture) occurs, the Company may be required to purchase the Unsecured Notes.

The Unsecured Notes Indenture contains covenants that limit the ability of the Company and its subsidiaries to, among other things: (i) incur indebtedness, (ii) create and incur liens, (iii) make restricted payments and certain investments, (iv) transact with affiliates, (v) merge, consolidate, sell or otherwise dispose of all or substantially all of their assets and (v) incur restrictions on the ability of the Company’s restricted subsidiaries to provide distributions.. These covenants are subject to a number of important exceptions and qualifications. The Unsecured Notes Indenture also provides for customary events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all the then outstanding Unsecured Notes to be due and payable immediately.

The description above does not purport to be complete and is qualified in its entirety by the Unsecured Notes Indenture, which is filed herewith as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

Senior Secured Notes Offering and Senior Unsecured Notes Offering

On June 18, 2020, the Company announced the closing of $750 million aggregate principal amount of its 6.875% senior secured notes due 2025 (the “Senior Secured Notes Offering”) and $500 million aggregate principal amount of its 9.375% senior notes due 2025 (the “Senior Unsecured Notes Offering”).

A copy of the press release announcing the closing of the Senior Secured Notes Offering and Senior Unsecured Notes Offering is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Indenture, dated as of June 18, 2020 among L Brands, Inc., the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.

4.2	Form of 6.875% senior secured notes due 2025 (included in Exhibit 4.1).

4.3	Indenture, dated as of June 18, 2020, among L Brands, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.4	Form of 9.375% senior unsecured notes due 2025 (included in Exhibit 4.3).

99.1	Press release dated June 18, 2020 announcing the closing of the Senior Secured Notes Offering and the Senior Unsecured Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: June 18, 2020	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer